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                                                                                              EXHIBIT 11
                                                                                              ----------

                          TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
              PRIMARY AND FULLY DILUTED EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                             (In thousands, except per-share amounts.)

                                                                           Years Ended December 31
                                                                     -----------------------------------
                                                                       1993         1992         1991
                                                                     --------     --------     ---------
Income (loss) before cumulative effect of accounting changes .....   $476,226     $247,001     $(409,214)
  Less preferred dividends accrued:
    Market auction preferred .....................................     (2,043)      (7,617)      (15,638)
    Money market preferred .......................................     (2,028)      (4,723)       (3,938)
    Convertible money market preferred ...........................          -            -        (6,931)
    Series A conversion preferred ................................    (16,097)     (25,118)       (7,116)
  Add:
    Dividends on series A conversion preferred
      shares assumed converted ...................................     16,097            -             -
    Interest, net of tax and profit sharing effect, on
      convertible debentures assumed converted ...................      2,681        3,945             -
                                                                     --------     --------     ---------
Adjusted income (loss) before cumulative effect
  of accounting changes ..........................................    474,836      213,488      (442,837)
Cumulative effect of accounting changes ..........................     (4,173)           -             -
Adjusted net income (loss) .......................................   $470,663     $213,488     $(442,837)
                                                                     ========     ========     =========

Earnings (loss) per Common and Common Equivalent Share:
- -------------------------------------------------------
Weighted average common shares outstanding .......................     85,950       82,324        81,970
  Weighted average common equivalent shares:
    Stock option and compensation plans ..........................      1,323          373             -
    Convertible debentures .......................................      2,413        2,614             -
    Series A conversion preferred ................................      3,920            -             -
                                                                     --------     --------     ---------
  Weighted average common and common equivalent shares ...........     93,606       85,311        81,970
                                                                     ========     ========     =========

Earnings (loss) per Common and Common Equivalent Share:
  Income (loss) before cumulative effect of accounting changes ...   $   5.07     $   2.50     $   (5.40)
  Cumulative effect of accounting changes ........................      (0.04)           -             -
  Net income (loss) ..............................................   $   5.03     $   2.50     $   (5.40)


Earnings (loss) per Common Share Assuming Full Dilution:
- --------------------------------------------------------
Weighted average common shares outstanding .......................     85,950       82,324        81,970
  Weighted average common equivalent shares:
    Stock option and compensation plans ..........................      1,394          859             -
    Convertible debentures .......................................      2,413        2,614             -
    Series A conversion preferred ................................      3,920            -             -
                                                                     --------     --------     ---------
  Weighted average common and common equivalent shares ...........     93,677       85,797        81,970
                                                                     ========     ========     =========

Earnings (loss) per Common Share Assuming Full Dilution:
  Income (loss) before cumulative effect of accounting changes ...   $   5.07     $   2.49     $   (5.40)
  Cumulative effect of accounting changes ........................      (0.05)           -             -
  Net income (loss) ..............................................   $   5.02     $   2.49     $   (5.40)
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